Exhibit 10.159C
Purchase Agreement No. 1980
between
The Boeing Company
and
American Airlines, Inc.
____________________
          This Purchase Agreement No. 1980 dated as of October 31, 1997 between The Boeing Company and American Airlines, Inc. relating to the purchase and sale of Model 777 Aircraft hereby expressly incorporates by reference all of the terms and conditions of the AGTA.
Article 1. Quantity, Model and Description.
          Boeing will manufacture and sell to Customer, and Customer will purchase, the Aircraft conforming to the Detail Specification, all in accordance with the terms of this Purchase Agreement. The quantity of Aircraft is specified in the applicable Table 1, 2, or 3 attached hereto and made a part hereof for all purposes.
Article 2. Delivery Schedule.
          The Scheduled Delivery Months of the Aircraft are as listed in the attached Tables 1, 2, or 3.
Article 3. Price.
          3.1 Basic Price. The Aircraft Basic Price (subject to escalation in accordance with the applicable provisions of the Purchase Agreement) for each Aircraft is listed in the applicable Table 1, 2, or 3.
          3.2 Advance Payment Base Price. The Advance Payment Base Price for each Aircraft is listed in the applicable Table 1, 2, or 3.
          3.3 Aircraft and Advance Payment Price Components. The components of the Aircraft Basic Price and the calculation of the Advance Payment Base Prices for the Aircraft are listed in the applicable Table 1, 2, or 3.
P.A. No. 1980
SA 20

Article 4. Payment.
          4.1 Deposit. Boeing acknowledges receipt of a Deposit or Proposal Deposit as applicable for each Aircraft.
          4.2 Advance Payments. Customer will make Advance Payments to Boeing in the amount of 35% of the Advance Payment Base Price of each Aircraft in accordance with the payment schedule set forth in the attached applicable Table 1, 2, or 3, beginning with a payment of 1%, less the Deposit, on the date of full execution of this Purchase Agreement. Additional Advance Payments for each Aircraft are due on the first business day of the months and in the amounts listed in the attached applicable Table 1, 2, or 3.
          4.3 Advance Payments Due. For any Aircraft whose Scheduled Delivery Month is less than 24 months from the date of this Purchase Agreement, the total amount of Advance Payments due upon the date of full execution of this Purchase Agreement will include all Advance Payments which are or were due on or before that date in accordance with the Advance Payment schedule set forth in the attached applicable Table 1, 2, or 3.
          4.4 Payment of Balance. Customer will pay the balance of the Aircraft Price of each Aircraft, less the total amount of Advance Payments and Deposits received by Boeing for such Aircraft, at delivery in accordance with the terms and conditions of the Purchase Agreement.
Article 5. Miscellaneous.
          5.1 Aircraft Information Table. Tables 1, 2, and 3 contain and consolidate information contained in Articles 1, 2 and 3 of this Purchase Agreement with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) Scheduled Delivery Months, (iv) Aircraft Basic Price, (v) applicable escalation factors, (vi) Advance Payment Base Prices, and (vii) Advance Payments and their schedules.
          5.2 Aircraft Configuration. The applicable Exhibit A to this Purchase Agreement contains the configuration information for the Aircraft including the Detail Specification and Optional Features.
          5.3 Aircraft Delivery Requirements and Responsibilities. Exhibit B to this Purchase Agreement contains certain documentation and approval responsibilities of Customer and Boeing.
          5.4 Defined Terms. Exhibit C to this Purchase Agreement contains certain defined terms used in the AGTA or elsewhere in this Purchase Agreement. All capitalized terms used in this Purchase Agreement but not otherwise defined shall have the meaning set forth in Exhibit C to this Purchase Agreement or elsewhere in this Purchase Agreement.
P.A. No. 1980
SA 20

          5.5 BFE Variables. The applicable Supplemental Exhibit BFE1 to this Purchase Agreement contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft pursuant to the BFE Provisions Document.
          5.6 Customer Support Variables. The applicable Supplemental Exhibit CS1 to this Purchase Agreement contains the variable information applicable to goods and services furnished by Boeing in support of the Aircraft pursuant to the Customer Support Document.
          5.7 SLP Components. Supplemental Exhibit SLP1 to this Purchase Agreement lists the airframe, landing gear and other components covered by the Service Life Policy for the Aircraft as defined in Part 3 of the Product Assurance Document.
          5.8 Engine Escalation Variables. The applicable Supplemental Exhibits EE1 to this Purchase Agreement contain the applicable escalation formula, warranty, and patent indemnity for the Engines.
          5.9 Negotiated Agreement; Entire Agreement. This Purchase Agreement including, without limitation, the provisions of Article 8 of the AGTA relating to indemnification and insurance, and Section 11 of Part 2 of the Product Assurance Document relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES has been the subject of discussion and negotiation and is understood by the parties. The Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, and may be changed only in writing signed by authorized representatives of the parties.
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DATED AS OF THE DATE FIRST ABOVE WRITTEN

AMERICAN AIRLINES, INC.	THE BOEING COMPANY

By	By
Its	Its
P.A. No. 1980
SA 20

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